Exhibit 1.4

CDC Corporation to hold a conference call on January 6th, 2006 at 9:00 am EST to discuss its proposed strategic transaction with Onyx Software Corporation

[Atlanta, December 29, 2005] CDC Corporation (NASDAQ: CHINA; website: www.cdccorporation.net) today announced that it will hold a conference call to discuss its proposed strategic transaction with Onyx Software Corporation.

To listen, call the access number a few minutes before the scheduled start time of the call.

Date: Friday, January 6th, 2006

Time: 9:00 am EST

USA and CANADA Toll Free Number: +1 877-692-2592

INTERNATIONAL Toll Number: +1 973-582-2700

The conference ID number is # 6880711 and the call leader is Mr. Steven Chan.

Alternatively, the conference call can be heard via the Internet at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=78433&eventID=1189625

About CDC Corporation

CDC Corporation (NASDAQ: CHINA) is focused on enterprise software, mobile applications and online games. As part of its strategic review, the company has reorganized into two primary operating business units, CDC Software and China.com Inc.

For more information about CDC Corporation, please visit the website: http://www.cdccorporation.net.

About CDC Software

CDC Software, the software unit of CDC Corporation, offers a broad range of software solutions for mid-sized enterprises. These products are utilized by approximately 3,500 customers worldwide.

For more information about CDC Software, please visit the website: www.cdcsoftware.com.

For further information, please contact:
Media Relations	Investor Relations

Ida Ho, Corporate Communications Manager Craig Celek, VP Investor Relations

Tel: (852) 2237 7181 Fax: (852) 2571 0410 e-mail:	Tel : 1 (212) 661 2160 Fax : 1 (646) 827 2421 e-mail : craig.celek@cdccorporation.net